EXHIBIT 10.1

Agreement of Purchase and Sale and Joint Escrow Instructions

by and among Capital Builders Development Properties II (the "Partnership")

and Jake Schneider, Jay Schneider, Lincoln Snyder, Jon Snyder and Ted Hart (collectively, the "Buyers"),

dated for reference purposes as of June 29, 2005 and effective as of July 5, 2005

4600, 4612 and 4616 Roseville Road, Highlands Eighty Commerce Center

THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("Agreement"), dated for reference purposes only as of June 29, 2005, is entered into by and between CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership ("Seller"), and Jake Schneider, Jay Schneider, Lincoln Snyder, Jon Snyder and Ted Hart ("Buyer").

RECITALS

    Seller is the owner of that certain real property, commonly known as 4600, 4612 and 4616 Roseville Road, North Highlands, Sacramento County (the "County"), California, and more particularly described on Exhibit A attached hereto (the "Land").
    On the Land there are three (3) buildings comprised of approximately seventy nine thousand, four hundred sixty-nine (79,469) gross square feet (the "Buildings"), and related improvements (the Buildings and such other improvements are hereinafter collectively referred to as the "Improvements"; and the Land and the Improvements are hereinafter collectively referred to as the "Property").
    The Property is located in a planned development, consisting of eight (8) separate legal parcels, commonly known collectively as Highlands Eighty Commerce Center (the "Project").
    Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Property, pursuant to the terms of this Agreement.

    NOW, THEREFORE, the parties agree as follows:

    The terms and conditions of this Agreement and the instructions to First American Title Insurance Company, 3721 Douglas Blvd, Suite 151, Roseville, CA 95661, Attn: Carolyn Hunt ("Escrow Holder") with regard to the escrow ("Escrow") created pursuant hereto are as follows:

    AGREEMENT

      Purchase and Sale; Effective Date. FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell the Property to Buyer and Buyer agrees to purchase the Property from Seller, upon the terms and conditions set forth in this Agreement. For the purpose of this Agreement, the date on which the last party executing this Agreement delivers it to the other party shall hereinafter be referred to as the "Effective Date."
      Purchase Price. The purchase price (the "Purchase Price") for the Property shall be Nine Million Dollars ($9,000,000).
      Payment of Purchase Price. The Purchase Price shall be payable by Buyer to Seller as follows:
        Initial Deposit. Not later than 5:00 p.m. on the third (3rd) business day following the day that Buyer and Seller have executed this Agreement, Buyer shall deliver to Escrow Holder the sum of Fifty Thousand and no/100ths Dollars ($50,000) (the "Initial Deposit"), in immediately available funds.
        Second Deposit. Not later than 5:00 p.m. last day of the Contingency Period (defined below), if Buyer does not elect to terminate this Agreement prior to such time, Buyer shall deposit with Escrow Holder an additional One Hundred Fifty Thousand and no/100ths Dollars ($150,000) in immediately available funds (the "Second Deposit"). The Initial Deposit and Second Deposit and any interest paid thereon, are collectively hereinafter referred to as the "Deposit" and once the Second Deposit is made the Deposit shall become nonrefundable to Buyer unless Seller is in default under this Agreement and fails to convey the Property to Buyer as provided in this Agreement or the conditions to Buyer's obligations to close are not satisfied or waived by Buyer.
        Escrow Holder's Handling of Deposit. The Deposit shall be invested by Escrow Holder with a financial institution specified by Seller in a federally insured interest-bearing demand account and the Deposit and all interest accrued thereon shall be credited to the Purchase Price upon the Close of Escrow (as hereinafter defined).
        Balance of the Purchase Price at Close of Escrow. On or before the Close of Escrow, Buyer shall deposit with Escrow Holder the balance of the Purchase Price, plus Buyer's share of closing costs, prorations and charges payable pursuant to this Agreement, in immediately available funds, which shall be paid to Seller at Close of Escrow.
      Escrow.
        Opening of Escrow. On or before the second (2nd) business day following the Effective Date, Seller shall open the Escrow with Escrow Holder. Buyer and Seller agree to execute and deliver to Escrow Holder, in a timely manner, all escrow instructions necessary to consummate the transaction contemplated by this Agreement; without limiting the generality of the foregoing provisions of this sentence, the parties agree to execute and deliver the Escrow Holder's "Escrow General Provisions" attached hereto as Exhibit B and by this reference incorporated herein. Any such supplemental instructions shall not conflict with, amend, or supersede any portion of this Agreement. If there is any inconsistency between such supplemental instructions and this Agreement, this Agreement shall control.
        Close of Escrow. For the purpose of this Agreement, the "Close of Escrow" shall be defined as the date that the Grant Deed (as defined in Section 5 below) is recorded in the Official Records of the County. The Close of Escrow shall occur on the date (the "Closing Date") designated by Buyer in a written notice delivered to Seller and Escrow Holder (the "Closing Date Notice"), which Closing Date Notice shall be provided not later than the last day of the satisfaction or waiver of the financing contingency referred to in Section 7(a)(v) below. In no event shall the Closing Date Notice specify a Closing Date that would occur: (i) any earlier than the date that is the fifth (5th) business day after the date that Seller and Escrow Holder receive the Closing Date Notice, or (ii) any later than the date that is the thirtieth (30th) calendar day following the satisfaction or waiver of the financing contingency described in Section 7(a)(v). Buyer's giving of the Closing Date Notice shall constitute an approval of the Property by Buyer and a waiver of any contingencies in this Agreement for Buyer's benefit. Should Buyer fail to provide a timely and proper Closing Date Notice, but have otherwise performed all of its obligations under this Agreement, Seller shall have the right but not the obligation, by written notice to Buyer and Escrow Holder, to designate the Closing Date.
      Condition of Title. The Property shall be conveyed to Buyer by Seller by grant deed, in the form customarily used by Escrow Holder in the County ("Grant Deed"), subject only to a lien to secure payment of real estate taxes and assessments, not delinquent; (ii) the lien of supplemental taxes, not delinquent; (iii) all matters apparent from an inspection of the Property and all other title matters affecting the Property created by or with the written consent of Buyer; (iv) exceptions to title approved and/or accepted by Buyer in accordance with this Agreement (including the Approved Exceptions referenced in this Section 5 below, and the Declaration referenced in Section 7(a)(ii) below), (v) all applicable laws, ordinances, rules and governmental regulations (including, but not limited to those relative to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Property; and (vi) the lease or leases, if any (the "Leases"), that will encumber the Property as of the Close of Escrow, which are listed on Exhibit C and by this reference incorporated herein (collectively, "Approved Condition of Title").
      Title Policy. Title shall be evidenced by the Escrow Holder's title insurance underwriter (the "Title Company") issuing its California Land Title Association ("CLTA") Owner's Policy of Title Insurance to Buyer in an amount equal to the Purchase Price, showing title to the Property vested in Buyer, subject only to the Approved Condition of Title (the "Title Policy"). Seller shall pay the expense of issuing the CLTA Title Policy. If Buyer elects to have the Title Company issue its American Land Title Association Extended Coverage Owner's Policy of Title Insurance ("ALTA"), Buyer shall pay for the expense of such ALTA premium increment, including any survey and any endorsements thereto. The failure to obtain such ALTA coverage shall not be a condition to, nor shall it delay, the Close of Escrow.
      Conditions to Close of Escrow.
        Conditions to Buyer's Obligations. The Close of Escrow and Buyer's obligation to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions (or Buyer's waiver thereof) for Buyer's benefit on or prior to the dates designated below for the satisfaction of such conditions, or the Close of Escrow in absence of a specified date:
          Title Insurance. As of the Close of Escrow, the Title Company shall have issued or shall have committed to issue the Title Policy to Buyer insuring title in Buyer subject to the Approved Condition of Title.
          Planned Development Documents. Not later than 5:00 p.m. on the thirtieth (30th) day following the Effective Date, Buyer shall deliver to Seller and Escrow Holder written notice of its approval or disapproval of the following documents (of which Buyer acknowledges prior receipt):
            Declaration of Covenants, Conditions and Restrictions for Highlands Eighty Commerce Center (the "Declaration").
            Articles of Incorporation of Highlands Eighty Commerce Center Owners Association.
            Bylaws of Highlands Eighty Commerce Center Owners Association.

          Buyer acknowledges that Buyer will be required to be a member of the Highlands Eighty Commerce Center Owners Association. Notwithstanding Buyer's approval of the foregoing documents, Seller reserves the right to modify such documents as may be required by law, any title insurance company, or any institutional lender whose loan is secured by a lien on any property located in the Project.

          Inspections and Studies. For a period commencing on the Effective Date and terminating at 5:00 p.m. on the thirtieth (30th) day thereafter ("Contingency Period"), Buyer shall have the right to conduct any and all inspections, investigations, tests and studies (including, without limitation, investigations with regard to zoning, building codes and other governmental regulations, architectural inspections, engineering tests, economic feasibility studies, soils, seismic and geologic reports, and environmental testing) with respect to the Property as Buyer may elect to make. Prior to the expiration of the Contingency Period, Buyer shall deliver to Seller and Escrow Holder written notice of its approval or disapproval, which shall be made in Buyer's sole and absolute discretion, of the Property and the Documents and Materials. The cost of any such inspections, tests and/or studies shall be borne by Buyer (in addition, Buyer shall pay certain costs relating to the Inspection Reports, pursuant to Section 10 below). Between the Effective Date and the Close of Escrow, Buyer, its agents, contractors and subcontractors shall have the right to enter upon the Property at reasonable times during ordinary business hours to make any and all reasonable inspections and tests as may be necessary or desirable. Buyer shall indemnify, defend (with counsel reasonably satisfactory to Seller) and hold Seller, its agents, employees, trustees, directors and officers, and the Property harmless from any and all damage arising out of or in connection with such entry and/or activities upon the Property by Buyer, its agents, employees or contractors; such indemnification, defense and hold harmless obligations shall survive the Close of Escrow or termination of this Agreement. Buyer shall have no communications with any tenants on the Property unless in the presence of Seller or Seller's representatives, which presence may be waived, but only in writing, by Seller. In addition, there shall be no destructive testing without Seller's prior written consent, which shall not be unreasonably withheld, provided that Buyer shall be responsible for repairing all damage caused by Buyer in the course of such testing.

          Prior to any entry on to the Property by Buyer, Buyer's agents, contractors, subcontractors or employees, Buyer shall deliver to Seller an endorsement to Buyer's commercial general liability insurance policy which evidences that Buyer is carrying a commercial general liability insurance policy with a financially responsible insurance company reasonably acceptable to Seller, covering the activities of Buyer, and Buyer's agents, contractors, subcontractors and employees on or upon the Property. Such endorsement shall evidence that such insurance policy shall have a per occurrence limit of at least One Million and No/100ths Dollars ($1,000,000.00) and an aggregate limit of at least One Million and No/100ths Dollars ($1,000,000.00), shall name Seller as an additional insured, shall be primary and non-contributing with any other insurance available to Seller and shall contain a full waiver of subrogation clause.

          Documents and Materials. Not later than the last day of the Contingency Period, Buyer shall deliver to Seller and Escrow Holder written notice of its approval or disapproval of the documents and materials delivered to Buyer by Seller or Seller's agents ("Documents and Materials"). Seller shall, not later than the Close of Escrow, assign to Buyer all of Seller's interest in any of the Documents and Materials that are in the nature of an inspection report (each, an "Inspection Report") or are in the nature of a service contract (each, a "Service Contract") by means of the General Assignment referenced in Section 8(d) below. If Buyer does not purchase the Property, Buyer shall return to Seller all the Documetns and Materials and any copies thereof, by whomever made.
          Financing. Within forty-five (45) days after the Effective Date, Buyer shall have obtained a loan commitment for a loan secured by a first deed of trust on the Property on terms and conditions reasonably satisfactory to Buyer. Upon the execution of this Agreement, Buyer shall promptly apply for such loan. If Buyer is unable to obtain such a loan commitment within the time period set forth above, Buyer shall have the right to terminate this Agreement, provided it do so in writing within two (2) business days after the expiration of the forty-five (45) day period described above, in which case the Deposit shall be refunded to Buyer and each party's obligations to the other shall terminate, except those obligations relating to the indemnity described in Section 7(1)(iii). Buyer shall provide periodic notice to Seller regarding Buyer's progress in obtaining such loan and shall notify Seller upon receipt of such commitment. In addition, Seller may request information on Buyer's progress from time to time. Within fifteen (15) days after the Effective Date, Buyer shall provide to Seller a letter from a qualified lender, which letter need not be binding, to the effect that such lender is willing to provide sufficient financing to complete the contemplated loan subject to typical underwriting conditions.
          Seller's Representations. All representations and warranties made by Seller to Buyer in this Agreement shall be, in all material respects, true and correct as of the Close of Escrow.
        Conditions to Seller's Obligations. The Close of Escrow and Seller's obligation to consummate the transactions contemplated in this Agreement are subject to the satisfaction of the following conditions (or Seller's waiver thereof) for Seller's benefit on or prior to the dates designated below for the satisfaction of such conditions, or the Close of Escrow in the absence of a specified date:
          Buyer's Obligations. Buyer shall have timely performed all of the obligations required by the terms of this Agreement to be performed by Buyer.
          Buyer's Representations. All representations and warranties made by Buyer to Seller in this Agreement shall, in all material respects, be true and correct as of the Close of Escrow.
          Financing. Within fifteen (15) days after execution of this Agreement, Buyer shall provide Seller with proof reasonably satisfactory to Seller that Buyer has either readily available sufficient funds, or a financing commitment in the form of a bona fide Letter of Interest from a bona fide Lender, to satisfy Buyer's obligation to pay the balance of the Purchase Price.
        Failure of Conditions. If the conditions set forth in Sections 7(a) and 7(b) above are not satisfied or waived by the appropriate benefited party, prior to the times set forth therein, for any reason other than a default of Buyer or Seller, this Agreement shall automatically terminate, and the Deposit, and all accrued interest thereon and all other monies delivered to Escrow Holder by Buyer shall be promptly returned to Buyer, Buyer shall deliver to Seller the Documents and Materials and copies of any and all reports, studies, inspections, or other materials Buyer caused to be prepared in connection with the Property, and, the parties shall have no further obligations under this Agreement, excepting those obligations (such as Buyer's obligation to indemnify Seller pursuant to Sections 7(a)(iii) and 17) that are intended to survive termination of this Agreement. Buyer's failure to timely deliver a written notice disapproving the Property or Documents and Materials or stating that a condition for Buyer's benefit has not been satisfied shall be deemed to constitute Buyer's approval of the Property and a waiver of Buyer's right to terminate this Agreement pursuant to this Section 7.
      Deposits By Seller. At least one (1) business day prior to the Close of Escrow, Seller shall deposit with the Escrow Holder the following documents:
        Grant Deed. The Grant Deed duly executed and acknowledged in recordable form by Seller, conveying fee title to the Property.
        FIRPTA Certificate. A certification, reasonably acceptable to Buyer, duly executed by Seller under penalty of perjury, setting forth Seller's address and federal tax identification number in accordance with and/or for the purpose of the provisions of Sections 7701 and 1445, as may be amended, of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "FIRPTA Certificate").
        California Franchise Tax Withholding. Evidence satisfactory to Buyer and Escrow Holder that Seller is exempt from the provisions of Section 18805 and 26131 of the California Revenue and Taxation Code, as amended, and that neither Buyer nor Escrow Holder is required to withhold any amounts from the Purchase Price pursuant to such provisions.
        General Assignment. An assignment (the "General Assignment"), in the form attached hereto as Exhibit E, duly executed by Seller, assigning to Buyer all of Seller's interest in the Inspection Reports and the Services Contracts.
        Assignment of Leases. An assignment of the Leases (the "Assignment of Leases"), in the form attached hereto as Exhibit F, duly executed by Seller, assigning to Buyer all of Seller's interest in the Leases (if any).
      Deposits By Buyer. At least one (1) business day prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder:
        the funds which are to be applied towards the payment of the Purchase Price (as adjusted by the prorations and credits hereinafter provided).
        a duly executed counterpart of the General Assignment.
        a duly executed counterpart of the Assignment of Leases (if there are to be Leases encumbering the Property as of the Close of Escrow).
      Costs and Expenses.

      Except as otherwise specified in this Agreement, Seller shall pay the cost of a CLTA owner's policy of title insurance in the amount of the Purchase Price and the documentary transfer taxes and Buyer shall pay for any other kind of policy or any endorsement desired by Buyer. Buyer and Seller shall equally divide all escrow fees and costs, any city transfer taxes, and any document recording fees. Any cost charged by Escrow Holder or Title Company which is not specifically allocated to Buyer or Seller under this Agreement shall be allocated in accordance with the prevailing custom for commercial transactions in the County, and in the absence of such custom, shall be equally divided between Seller and Buyer. Buyer and Seller shall each pay all legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively.

      Prorations.
        Taxes/Assessments. All non-delinquent real estate taxes and assessments on the Property shall be prorated as of 11:59 p.m. on the day prior to the Close of Escrow based on the most recent information available from the assessor's office. All delinquent taxes, bonds and assessments, if any, on the Property shall be paid at the Close of Escrow from funds accruing to Seller. All supplemental taxes billed after the Close of Escrow for periods prior to the Close of Escrow shall be paid promptly by Seller to Buyer in immediately available funds.
        Other Expenses. All other expenses for the Property (including, without limitation, those arising under the Service Contracts) shall be prorated as of 11:59 p.m. on the day prior to the Close of Escrow between the parties based upon the latest available information.
        Corrections. If any errors or omissions are made regarding adjustments and prorations as set forth herein, the parties shall make the appropriate corrections promptly upon discovery thereof. If any estimates are made at the Close of Escrow regarding adjustments or prorations, the party shall make the appropriate correction promptly when accurate information becomes available. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto, not later than twenty (20) days after the discovery of such error.
      Disbursements and other Actions by Escrow Holder. Upon Close of Escrow, the Escrow Holder shall promptly undertake all of the following in the manner herein below indicated:
        Disburse to Seller by wire transfer of funds in accordance with Seller's separate instructions, the Purchase Price and other funds owing to Seller under this Agreement, deducting therefrom all items chargeable to the account of Seller pursuant hereto.
        Cause the Grant Deed and any other instruments which the parties so direct, to be recorded in the Official Records of the County. Escrow Holder is instructed to request that the amount of the documentary transfer tax and any City transfer taxes due be shown on a separate paper and affixed to the Deed by the Sacramento County Recorder after the permanent record is made.
        Deliver the Title Policy to Buyer or Title Company's unconditional commitment to issue the Title Policy to Buyer.
        Deliver fully executed counterparts of the General Assignment to Buyer and Seller.
        Deliver fully executed counterparts of the Assignment of Leases to Buyer and Seller.
    Condition and Inspection of Property and Release. Except as specifically provided in this Agreement, Seller makes no representation or warranty regarding the condition of the Property, its past use, or its suitability for Buyer's intended use. Buyer is relying solely upon, and as of the expiration of the Contingency Period, Buyer shall have conducted, or shall have had the opportunity to conduct, its own independent inspection, investigation, and analysis of the Property as it deems necessary or appropriate in so acquiring the Property from Seller, including, without limitation, any and all matters concerning the condition, use, sale, development or suitability of the Property. Buyer acknowledges and agrees that (1) Seller has assembled the Documents and Materials to facilitate Buyer's review and analysis of the Property, but Seller makes no representation or warranty as to, nor does Seller have any liability whatsoever to Buyer with respect to, the title, completeness, accuracy or validity of any of the Documents and Materials or any other documents provided to Buyer by Seller or Seller's agents; and (2) Seller makes no representation or warranty, as to the reputation or reliability of the persons or entities who prepared the Documents and Materials, in whole or in part, and that Buyer shall use the Documents and Materials at its own risk, and, notwithstanding that Seller has delivered, or will deliver in the future, Documents and Materials to Buyer, Buyer will make its own investigation relative to the Property and will rely on its own investigation in determining the suitability of the Property for its use.
    Covenants, Representations and Warranties.

(a) Seller's Covenants, Representations and Warranties. Seller covenants, represents and warrants to Buyer that as of the date of this Agreement and as of the Close of Escrow:

        Good Standing. Seller is duly organized, validly existing, and in good standing under the laws of the state of its formation.
        Authorization. This Agreement has been duly and validly authorized, executed and delivered by Seller and no other action is requisite to the execution and delivery of this Agreement by Seller.
        No Threatened Actions. To Seller's actual knowledge, there are no actions, suits or proceedings pending against, or threatened or affecting the Property, in law or equity.
        No Third-Party Consents Are Necessary. Other than as disclosed in this Agreement, no consents or waivers of or by any third party are necessary to permit the consummation by Seller of the transactions contemplated pursuant to this Agreement.
        No Condemnation. There are no pending, or, to the Seller's actual knowledge, threatened proceedings in eminent domain, which would affect the Property.
        No Violation of Law. Seller has received no notification from any governmental agency that the Property is currently in violation of any laws.
        No Conflicts. Neither the execution and delivery of this Agreement and documents referenced herein, nor the obligations of Seller set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Seller is a party.
        Cooperation. Seller shall cooperate with Buyer to obtain the loan sought by Buyer under paragraph 7.(a)(iii), provided that Buyer shall pay all of Seller's out of pocket costs in connectin therewith.
        Leases. From and after the Effective Date until the Close of Escrow, Seller shall keep Buyer informed of any leases entered, or proposed to be entered, into by Seller. Buyer shall have the right to approve or disapprove only those leases entered into by Seller after Buyer makes the Second Deposit, if any. Buyer agrees not to unreasonably disapprove any such leases. Buyer shall be responsible for all costs and expenses (including real estate commissions, tenant improvement costs, and attorneys' fees required to be paid in connection with leasing and delivering possession of any vacant space in the Project to tenants whose leases are executed after the Effective Date. Seller shall have the right to request that such funds be paid from from the Deposit, and Buyer shall cooperate in that regard by delivering any required consents or instructions to Escrow Holder. Once such funds are disbursed from the Deposit, they shall not be refundable to Buyer unless Seller is in default under this agreement and does not sell the Property to Buyer.
      Buyer's Covenants, Representations and Warranties. In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property to Buyer, Buyer covenants, represents and warrants, each of which is material and is being relied upon by Seller (the continued truth and accuracy of which shall constitute a condition precedent to Seller's obligations hereunder), that as of the date of this Agreement and as of the Close of Escrow:
        Good Standing. Buyer is duly organized, validly existing, and in good standing under the laws of the state of its formation.
        Authorization. This Agreement has been duly and validly authorized, executed and delivered by Buyer and no other action is requisite to the execution and delivery of this Agreement by Buyer.
        No Third-Party Consents Are Necessary. Except as expressly set forth herein, no consents or waivers of or by any third party are necessary to permit the consummation by Buyer of the transactions contemplated by this Agreement.
        No Violation of Law. This Agreement and Buyer's performance of the obligations herein contained do not and will not contravene any provision of any present judgment, order, decree, writ or injunction, or any provision of any law or regulation currently applicable to Buyer.
        No Conflicts. Neither the execution and delivery of this Agreement and documents referenced herein, nor the obligations of Buyer set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Buyer is a party.
        Buyer agrees to assume the obligations of Seller under existing management agreement between Seller and the property manager for a period of no less than one year after the Close of Escrow, for the management of the Property. A copy of such management agreement is included in the Documents and Materials.
      Survival of Representations. The acceptance of the Grant Deed by Buyer shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those, if any, which are herein specifically stated to survive Close of Escrow.
    Liquidated Damages. BUYER RECOGNIZES THAT THE PROPERTY WILL BE REMOVED BY THE SELLER FROM THE MARKET DURING THE EXISTENCE OF THIS AGREEMENT, AND THAT IF THIS AGREEMENT IS NOT CONSUMMATED BECAUSE OF BUYER'S DEFAULT, IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN THE EXTENT OF THE DETRIMENT TO SELLER. THE PARTIES HAVE DETERMINED AND AGREED THAT THE ACTUAL AMOUNT OF DAMAGES THAT WOULD BE SUFFERED BY SELLER AS A RESULT OF ANY SUCH DEFAULT IS DIFFICULT OR IMPRACTICABLE TO DETERMINE AS OF THE DATE OF THIS AGREEMENT AND THAT THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE AMOUNT OF SUCH DAMAGES. FOR THESE REASONS, THE PARTIES AGREE THAT IF THE CLOSE OF ESCROW DOES NOT OCCUR BECAUSE OF BUYER'S DEFAULT, SELLER SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. SELLER AGREES THAT THESE LIQUIDATED DAMAGES SHALL BE IN LIEU OF ANY OTHER MONETARY RELIEF OR OTHER REMEDY, INCLUDING, WITHOUT LIMITATION, SPECIFIC PERFORMANCE, TO WHICH SELLER MIGHT OTHERWISE BE ENTITLED UNDER THIS AGREEMENT, AT LAW OR IN EQUITY, AND SHALL BE SELLER'S SOLE AND EXCLUSIVE RIGHT AND REMEDY. NOTHING CONTAINED HEREIN SHALL IN ANY MANNER LIMIT (1) THE AMOUNT OF DAMAGES OBTAINABLE PURSUANT TO AN ACTION UNDER ANY HOLD HARMLESS OR INDEMNIFICATION PROVISION HEREOF, OR (2) ATTORNEYS' FEES AND COSTS RECOVERABLE UNDER

    SECTION 22(d) INCURRED TO ENFORCE THE PROVISIONS OF THIS SECTION 15.

    Seller /s/ MJM Buyer /s/ JS, JS, JS, TH

    Damage Or Condemnation Prior To Closing. Seller shall promptly notify Buyer of any casualty to the Property or any condemnation proceeding commenced prior to the Close of Escrow. If any such damage or proceeding relates to or may result in the loss of any material portion of the Property, Seller or Buyer may, at their option, elect either to (i) terminate this Agreement, in which event all funds deposited into Escrow by Buyer which are held by Escrow or have been released from Escrow shall be returned to Buyer and neither party shall have any further rights or obligations hereunder, or (ii) continue the Agreement in effect, in which event upon the Close of Escrow, Buyer shall be entitled to any compensation, award, or other payments or relief attributable to the Property resulting from such casualty or condemnation proceedings.
    Indemnification. Buyer hereby agrees to indemnify, defend and hold Seller, its successors and assigns, partners, shareholders, officers, directors and/or employees harmless from and against any and all obligations, liabilities, claims, liens, encumbrances, losses, damages, costs and expenses, including, without limitation, attorneys' fees, whether direct, contingent or consequential, incurred or suffered by, or asserted or awarded against, Seller, its successors and assigns, partners, shareholders, officers, directors and/or employees relating to or arising from (i) the Property or the ownership or operation thereof subsequent to the Close of Escrow, (ii) the use subsequent to the Close of Escrow of the Property by any third party, including, without limitation, any tenant, invitee or licensee of Buyer, (iii) any breach of any covenant, representation or warranty of Buyer contained in this Agreement, or (iv) the violation of any federal, state or local law, ordinance or regulation, occurring or allegedly occurring with respect to the Property subsequent to the Close of Escrow. The obligations of Buyer under this Section 17 shall survive the Close of Escrow.
    Limitation on Recourse Against Seller.
        Buyer acknowledges that Seller has advised Buyer that Seller is organized as a limited partnership and that such limited partnership will be dissolved some time following the Effective Date. Buyer agrees that in no event shall any constituent limited partner of Seller have any liability under this Agreement, and that, following the dissolution of the limited partnership, no constituent general partner of Seller shall have any liability under this Agreement.
        If Seller fails to perform any covenant or agreement of Seller contained in this Agreement within a reasonable period of time following Seller's receipt of a written demand from Buyer, Buyer, as its sole and exclusive remedy, may either: (i) terminate this Agreement and receive a refund of the Deposit; or (ii) specifically enforce this Agreement; or (iii) maintain an action for damages, provided, however, if Buyer elects to sue for damages, Buyer's recovery shall be limited to the actual out-of-pocket costs incurred by Buyer in connection with the acquisition of the Property, and in no event shall Buyer be entitled to recover damages based on lost profits or the benefit of Buyer's bargain.
        Buyer agrees that the limitations on recourse against Seller set forth in this Section 18 are a material inducement to Seller to enter into this Agreement.
    Brokers. Seller may have a separate agreement with CB Richard Ellis (the "Listing Broker") to pay a brokerage commission to Listing Broker. Seller shall have no obligation to pay any commission or finders fee to any party other than Listing Broker, unless (i) on the Broker Disclosure Agreement attached as Exhibit G hereto and by this reference incorporated herein (the "Broker Disclosure Agreement"), another licensed California real estate broker is identified as the "Selling Broker", and (ii) Buyer, Seller, Listing Broker and Selling Broker have signed the Broker Disclosure Agreement attached hereto without modification, in which event Seller shall, if and only if the Close of Escrow occurs, pay a commission to each of Listing Broker and Selling Broker, in the amount of two percent (2%) of the Purchase Price. If any claims for brokers' or finders' fees for the consummation of this Agreement arise, then Buyer hereby agrees to indemnify, hold harmless and defend Seller from and against such claims if they shall be based upon any statement or representation or agreement by Buyer, and Seller hereby agrees to indemnify, hold harmless and defend Buyer if such claims shall be based upon any statement, representation or agreement made by Seller. One or more of the individuals constituting Buyer, and one or more of the partners of Seller, are licensed real estate salespersons or brokers, and may be receiving consideration in this transaction.
    Exchange. Seller acknowledges that Buyer may desire to structure the purchase of the Property as an exchange for like-kind property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, in order to defer recognition of income from the disposition of other properties. Seller agrees to reasonably cooperate with Buyer to accomplish such exchange, provided that any and all costs associated with said exchange shall be borne solely by Buyer and shall in no way be attributable to Seller. In no event shall Seller be required to take title to the exchanged properties to effectuate the tax deferred exchange contemplated by this Section, nor shall Seller be obligated to extend the date that the Close of Escrow is scheduled to occur in order to accommodate such exchange.
    Assignment. Buyer may not assign its right, title or interest in this Agreement to any other party without the prior written consent of Seller, which determination may be withheld in Seller's sole and absolute discretion. Buyer may, however, assign this Agreement and all of Buyer's rights under it to an entity owned or controlled by Buyer, subject to the terms of this Agreement, provided that (i) such assignee assumes, in a writing reasonably acceptable to Seller, all of the obligations of Buyer, (ii) Seller receives prior written notice of such assignment, (iii) the original Buyer remains fully liable for all obligations under this Agreement, and (iv) the assignee agrees to execute all documents and perform all obligations of Buyer as if such assignee were the original Buyer under this Agreement.

    22. Miscellaneous.

        Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
        Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act except those of the waiving party, which shall be extended by a period of time equal to the period of the delay.
        Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.
        Professional Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys' fees, accounting and engineering fees, and any other professional fees resulting therefrom.
        Entire Agreement. This Agreement (including all Exhibits attached hereto) is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented, superseded, canceled or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.
        Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform.
        Relationship of Parties. Nothing contained in this Agreement shall be deemed or construed by the parties to create the relationship of principal and agent, a partnership, joint venture or any other association between Buyer and Seller.
        Interpretation. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs, sections, subparagraphs, and subsections are to this Agreement. All exhibits referred to in this Agreement are attached and incorporated by this reference.
        Governing Law. The parties hereto acknowledge that this Agreement has been negotiated and entered into in the State of California. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.
        Days of Week. If any date for performance herein falls on a Saturday, Sunday or holiday, as defined in Section 6700 of the California Government Code, the time for such performance shall be extended to 5:00 p.m. on the next business day.
        No Obligations to Third Parties. The execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto to, any person or entity other than the Seller and Buyer named herein.
        Notices. All notices, demands, consents, requests or other communications required to or permitted to be given pursuant to this Agreement shall be in writing, shall be given only in accordance with the provisions of this Section 22(l), shall be addressed to the parties in the manner set forth below, and shall be conclusively deemed to have been properly delivered: (a) upon receipt when hand delivered during normal business hours (provided that, notices which are hand delivered shall not be effective unless the sending party obtains a signature of a person at such address that the notice has been received); (b) upon receipt when sent by facsimile to the number set forth below (provided, however, that notices given by facsimile shall not be effective unless the receiving party delivers the notice also by one other method permitted under this Section); (c) upon the day of delivery if the notice has been deposited in a authorized receptacle of the United States Postal Service as first-class, registered or certified mail, postage prepaid, with a return receipt requested (provided that, the sender has in its possession the return receipt to prove actual delivery); or (d) one (1) business day after the notice has been deposited with either Federal Express or United Parcel Service or other nationally recognized over night delivery service to be delivered by overnight delivery (provided that, the sending party receives a confirmation of actual delivery from the courier). The addresses of the parties to receive notices are as follows:

        To Seller: c/o Capital Builders, Inc.

        1130 Iron Point Road, Suite 170

        Folsom, California 95630

        Attn: Michael J. Metzger

        Phone: (916) 353-0500

        Facsimile: (916) 353-5227

        Email: mmetzger@capitalbuildersinc.com

        To Escrow Holder: First American Title Insurance Company

        3721 Douglas Blvd, Suite 151

        Roseville, CA 95661

        Attn: Carolyn Hunt

        Phone: 916-677-8005

        Fax: 916-677-8010

        Email: cholzapple@firstam.com

        To Buyer: c/o Snyder Commercial Real Estate

        4635 Guadalupe Drive

        Rancho Murieta, CA 95683

        Attn: Jon Snyder

        Phone: (916) 354-1184

        Facsimile: (916) 354-1184

        Email: jon@snydercre.com

        Notice of change of address shall be given by written notice in the manner described in this Section.

        Representation by Legal Counsel. Notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty shall not be construed against either Seller or Buyer based upon authorship of any of the provisions of this Agreement. Seller and Buyer each hereby warrant, represent and certify to the other as follows: (a) that the contents of this Agreement have been completely and carefully read by the representing party and legal counsel for the representing party; (b) that the representing party has been separately represented by legal counsel and the representing party is satisfied with such representation; (c) that the representing party's legal counsel has advised the representing party of, and the representing party fully understands, the legal consequences of this Agreement; and (d) that no other person (whether a party to this Agreement or not) has made any threats, promises or representations of any kind whatsoever to induce the execution hereof, other than the performance of the terms and provisions hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.
BUYER: /s/ Jake Schneider Jake Schneider /s/ Jay Schneider Jay Schneider /s/ Jon Snyder Jon Snyder /s/ Ted Hart Ted Hart Date: June 30, 2005

SELLER:

CAPITAL BUILDERS DEVELOPMENT PROPERTIES II,

a California limited partnership

By: Capital Builders, Inc.,

a California corporation, General Partner

By: /s/ Michael J. Metzger

Michael J. Metzger, President

Date: July 5, 2005

EXHIBIT A

Real property in the unincorporated area of the County of Sacramento, State of California, described as follows:

Property No. 1

Parcels 1 and 3, as shown on that certain parcel Map filed in the office of the County Recorder of Sacramento County, California on February 9, 1996 in Book 144 of Parcel Maps, at page 16

Commonly identified as: APN: 240-0550-054-056 4600 Roseville Road

APN: 240-0550-054-054 4616 Roseville Road

Property No. 2

Parcel 4, as shown on that certain parcel Map entitled "Subdivsion No. 01-0756 of Highlands 80", filed in the office of the County Recorder of Sacramento County, California on May 21, 2002 in Book 297 of Parcel Maps, at page 3.

Commonly identified as: APN: 240-0550-054-064 4612 Roseville Road